                                                                  EXHIBIT 10.2

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Agreement") is entered into as of the 22nd day of June, 2005 to be effective as of the 18th day of May, 2005 (the "Effective Date"), by and between JOHN C. REGAN, an individual residing in Allegheny County (the "Guarantor") and SKY BANK, an Ohio banking institution, having an office at 101 East Washington Street, New Castle, Pennsylvania 16103 ("Bank").

         WHEREAS, Project Development Group, Inc., PDG Environmental, Inc., Enviro-Tech Abatement Services, Co. and PDG, Inc. (collectively, "Borrowers") and Bank entered into that certain Loan Agreement dated as of August 3, 2000, as amended by that certain Amendment to Loan Agreement dated as of June 14, 2001, that certain Second Amendment to Loan Agreement dated as of May 6, 2002, that certain Third Amendment to Loan Agreement dated as of August 30, 2002, that certain Fourth Amendment to Loan Agreement dated as of December 31, 2002, that certain Fifth Amendment to Loan Agreement dated as of February 28, 2003, that certain Sixth Amendment to Loan Agreement dated as of July 22, 2003, that certain Seventh Amendment to Loan Agreement dated as of January 28, 2004, that certain Eighth Amendment to Loan Agreement dated July 8, 2004, that certain Ninth Amendment to Loan Agreement dated November 3, 2004, that certain Tenth Amendment to Loan Agreement dated December 21, 2004, and that certain Eleventh Amendment to Loan Agreement dated as of the date hereof (collectively, the "Credit Agreement"), pursuant to which Bank agreed to make loans and credit accommodations to Borrowers (collectively, the "Loans"); and

         WHEREAS, as a condition precedent to make the Loans pursuant to the Credit Agreement, Guarantor entered into that certain Guaranty and Suretyship Agreement dated August 3, 2000 ("Guaranty Agreement") for the benefit of Bank; and

         WHEREAS, the parties hereto desire to terminate the Guaranty Agreement and release Guarantor from the obligations thereunder.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Recitals. The recitals set forth above are fully incorporated herein by reference.

         2. Termination of Guaranty Agreement Guarantor and Bank hereby agree and acknowledge that, as of the Effective Date, the Guaranty Agreement is terminated in its entirety and of no further effect and that all of the respective rights and obligations of the Guarantor arising from and under the Guaranty Agreement are extinguished as of the Effective Date.

         3. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. The executed counterparts of this Agreement may be transmitted via facsimile and such facsimile delivery shall be as effective as delivery of original counterparts of this Agreement.

         4. Further Assurances. The Bank and Guarantor mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the termination and release evidenced hereby.

         5. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         6. Governing Law. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                          BANK:

                                          SKY BANK


                                          By: /s/ Douglas K. Pyle
                                              -----------------------
                                                  Douglas K. Pyle,
                                                  Vice President

                                          GUARANTOR:


                                          /s/ John C. Regan
                                          --------------------------
                                                 John C. Regan


                                       3